Bank of America

PLEDGE AGREEMENT

1. GRANT OF SECURITY INTEREST. The undersigned, Martha Stewart Living Omnimedia, Inc., a Delaware corportion ("Pledgor"), hereby irrevocably and unconditionally grants a security interest in, a lien upon and the right of set-off against, and assigns and transfers to Bank of America, N.A. and its successors and assigns (collectively, "Bank") all property referred to in Exhibit A attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the "Collateral"). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to any securities account constituting Collateral shall be treated as financial assets as defined in the Uniform Commercial Code as in effect in any applicable state (the "UCC").

2. INDEBTEDNESS.

(a) The Collateral secures and will secure all Indebtedness of Pledgor to Bank. Each person or entity obligated under any Indebtedness is sometimes referred to in this Agreement as a "Debtor."

(b) "Indebtedness" means:

(i) all debts, obligations or liabilities, of every kind or character of Debtor or any one or more of them to Bank, now or hereafter existing or incurred, whether absolute or contingent, primary or secondary, secured or unsecured, joint or several, voluntary or involuntary, due or not due, or incurred directly or indirectly or acquired by Bank by assignment or otherwise; including interest accruing after commencement of any insolvency, reorganization or like proceeding relating to any Debtor, whether or not allowed in such proceeding and further including all debt, obligations or liabilities arising under or incurred in connection with any and all letters of credit issued by Bank for the account of any Debtor or at the request of any Debtor and any reimbursement, indemnity or similar agreements given by any Debtor to Bank in connection therewith,

(ii) all debts, obligations or liabilities arising pursuant to any agreement between Pledgor and/or any Debtor and Bank or any affiliate of Bank now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions (each a "Hedge Transaction");

(iii) all obligations and liabilities of Pledgor to Bank hereunder, and

(iv) all costs, attorneys' fees and expenses incurred by Bank in connection with the collection or enforcement of any of the above.

(c) Unless otherwise agreed in writing, "Indebtedness" shall not include any debts, obligations or liabilities which are or may hereafter be "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending law or any regulation promulgated thereunder.

3. LIMITATION ON EXTENSIONS OF CREDIT; COLLATERAL MAINTENANCE.

(a) Bank is not obligated to make any extension of credit under any Indebtedness if, as a result, the Outstanding Balance (as defined later in this Section) would exceed the Borrowing Base (as defined later in this Section), plus the collateral value (as determined by the Bank) of all Other Collateral (as defined below) (such value being the "Loan Value"). In addition, at all times during the term of this Agreement, Pledgor agrees to maintain, as security for the Indebtedness, Collateral of a type described on the table set forth below this paragraph (collectively, the "Collateral Table") and otherwise deemed acceptable to Bank from time to time in its sole discretion ("Eligible Collateral") with an Adjusted Collateral Value (as defined later in this Section), that when added to the Loan Value of all Other Collateral, is in excess of the Outstanding Balance. Bank reserves the right to modify the Advance Percentages and Margin Call Percentages set forth on the Collateral Table below at any time without notice to Pledgor, Debtor or any other party.

Collateral Type	Advance Percentage*	Margin Call Percentage*
Bank of America Time Deposits, Cash and Savings Accounts	100%	100%

Bank shall have no obligation to give any Collateral Value to any Collateral of a type not shown on the Collateral Table.

(b)     (i) If the Outstanding Balance exceeds at any time the sum of the Adjusted Collateral Value of the Eligible Collateral pledged to Bank plus the Loan Value of all Other Collateral, then Pledgor shall have two (2) business days from the date notification (whether oral or written) of such noncompliance is delivered to Pledgor, to either pledge additional Eligible Collateral satisfactory to Bank, in its sole discretion, or reduce the Outstanding Balance such that, after giving effect thereto, the Outstanding Balance is less than the Borrowing Base, plus the Loan Value of the Other Collateral, as of the date on which such action is taken. Any reduction in the Outstanding Balance shall not affect or reduce any future principal payments due except to the extent such reductions are applied in accordance with the documents evidencing or securing the Indebtedness.

(ii) In the event Pledgor fails to comply with the terms of subsection (b)(i) of this Section, Bank may, without any further notice of any kind, exercise any of the following rights and remedies, at Bank's option: (A) the rights and remedies set out in the Section entitled "EVENTS OF DEFAULT; REMEDIES", including without limitation, the right to accelerate the Indebtedness and liquidate the Collateral, (B) the right to sell all or any part of the Collateral and apply the proceeds of such sale to the Outstanding Balance, and (C) in the event that the Indebtedness relates in whole or in part to letter(s) of credit issued by Bank, the right to sell all or any part of the Collateral and hold as cash security for the undrawn amounts of all such letter(s) of credit, an amount equal to the undrawn amounts of such letter(s) of credit.

(c) Subject to the other provisions of this Section and any written agreement to the contrary with Bank, if no Event of Default has occurred under this Agreement or would result from such action, Pledgor may (i) sell, trade, or withdraw any part of the Collateral; or (ii) substitute new Collateral for existing collateral, provided that, in either event, the new Collateral shall be acceptable to Bank in its sole discretion and, after giving effect to such sale, trade, withdrawal or substitution, the Outstanding Balance is less than the Borrowing Base, plus the Loan Value of the Other Collateral. Pledgor acknowledges and agrees the Bank may restrict withdrawal or substitution of Collateral in its sole discretion to the extent deemed necessary or advisable by Bank to preserve the liquidity and quality of the Collateral, the value of Collateral reserved for current or potential Indebtedness under Hedge Transactions or to otherwise protect Bank's interests as determined by Bank in its sole discretion.

(d) Without limiting any other provision of this Agreement, if Pledgor now or hereafter pledges, assigns, mortgages or otherwise grants a security interest or other lien in all or any part of the Collateral to secure other indebtedness or obligations, now existing or hereafter arising, of Pledgor, any Debtor and/or any other third party to Bank (collectively, the "Other Indebtedness") and/or Pledgor, any Debtor and/or other third party now or hereafter pledges, assigns, mortgages or otherwise grants a security interest or other lien in other assets (collectively, "Other Collateral") to secure all or part of the Indebtedness, Pledgor acknowledges and agrees that:

(i) any pledge agreements, security agreements, assignments and/or mortgage instruments given to secure Other Indebtedness or evidencing such pledge, assignment, mortgage or other security interest or lien of any Other Collateral, shall be cumulative hereof to the extent any of the Other Indebtedness is not included in the definition of Indebtedness or unless otherwise indicated in writing and to the extent of any conflict between the applicable terms thereof, Bank shall be permitted to rely on such provisions as it selects in its sole discretion;

(ii) the percentage applied to the market value of any Other Collateral for the purpose of determining the advance and call ratios, if any, will be set by Bank at the time such Other Collateral is pledged to Bank;

(iii) at the sole option of Bank, any or all Other Indebtedness may be aggregated with the Indebtedness as defined in this Agreement and any or all Other Collateral may be aggregated with the Collateral as defined in this Agreement for the purposes of any calculations made, from time to time, pursuant to this Section;

(iv) any failure to meet the requirements of any provisions of this Section, as applicable, shall permit Bank to refuse to make advances or other financial accommodations or to allow sales, trades, withdrawals or substitutions of Collateral and/or constitute an Event of Default under the terms of this Agreement, in which case Bank may exercise any and all rights and remedies pursuant to the terms of this Agreement or otherwise available to Bank by contract or in law or in equity; and

(v) any proceeds of any sale of Collateral or any Other Collateral may be applied to the Indebtedness, Other Indebtedness and/or any other indebtedness that may be secured by any Other Collateral as Bank may determine in its sole discretion.

Pledgor hereby waives notice of any additional lien or security interest granted in any Other
Collateral and notice of any other indebtedness secured by any Other Collateral.

(e) For purposes hereof:

(i) The "Adjusted Collateral Value" is the sum of the amounts determined by multiplying the Collateral Value by the applicable Margin Call Percentage (up to the maximum shown on the Collateral Table) for each type of Eligible Collateral pledged to Bank.

(ii) The "Borrowing Base" is the sum of the amounts determined by multiplying the Collateral Value by the applicable Advance Percentage (up to the maximum shown on the Collateral Table) for each type of Eligible Collateral pledged to Bank. In no event shall the Loan Value of Other Collateral hereunder exceed the amount of the outstanding principal balance of the Indebtedness expressly secured thereby.

(iii) The "Outstanding Balance" means the outstanding principal balance of the Indebtedness from time to time, including the undrawn and the drawn and unreimbursed amounts of any letters of credit. In the case of any guaranty included in the calculation of the Outstanding Balance, the calculation shall include the outstanding principal amount of any facility subject to the guaranty, subject to any limitation set forth in the guaranty. In the sole discretion of Bank, the Outstanding Balance may also include the Hedge Exposure with respect to any Hedge Transactions secured hereby. "Hedge Exposure" means, in respect of any one or more Hedge Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Transactions recognized by Bank or its affiliate, (a) for any date on or after the date such Hedge Transactions have been closed out and termination values(s) determined in accordance therewith, such termination value(s) owing by any Debtor to Bank or its affiliate, and (b) for any date prior to the date referenced in clause (a), the amounts(s), if any, which any Debtor would owe Bank or its affiliate, if the Hedge Transactions were terminated, with such mark-to-market value(s) determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Transactions (which may include Bank or any of its affiliates) in accordance with Bank's or such affiliate's standard method of calculation of such amounts.

(iv)(A) The "Collateral Value" of Eligible Collateral shall be determined
by Bank in its sole discretion.

(B) Bank reserves the right, in its sole and absolute discretion to determine at any time whether or not an asset constitutes Eligible Collateral but no Collateral shall be deemed to be Eligible Collateral unless it is subject to a perfected, first priority security interest in favor of Bank. Furthermore, to the extent that Pledgor has not taken any action required by Bank with respect to the Collateral, Bank, in its sole discretion, may exclude from the calculations of this Agreement, the Collateral Value of any such Collateral until Pledgor has complied with such covenant to the sole satisfaction of Bank.

4. PLEDGOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Pledgor covenants, represents and warrants that unless compliance is waived by Bank in writing:

(a) Pledgor is the legal and beneficial owner of all the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature whether voluntary or involuntary, except the security interest of Bank.

(b) Pledgor shall, at Pledgor's expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of the security interest of Bank in the Collateral and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(c) Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(d) If any of the Collateral is margin stock as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States ("FRB"), Pledgor will provide Bank a properly executed Form U-1 Purpose Statement. Bank and Pledgor will comply with the requirements and restrictions imposed by Regulation U.

(e) Pledgor's exact legal name is correctly set forth on the signature page hereof. Pledgor will notify Bank in writing at least 30 days prior to any change in Pledgor's name or identity.

(f) Pledgor's chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor) located, in the state specified on the signature page hereof. Pledgor is an organization of the type and (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. Pledgor shall give Bank at least thirty (30) days notice before changing the location of its residence or its chief executive office, type of organization, business structure or state of incorporation or organization.

(g) Pledgor's organizational identification number, if any, assigned by its state of incorporation or organization is correctly set forth on the signature page hereof. Pledgor shall promptly notify Bank (i) of any change of its organizational identification number, or (ii) if Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.

5. [Intentionally omitted]

6. BANK APPOINTED ATTORNEY IN FACT. Pledgor authorizes and irrevocably appoints Bank as Pledgor's true and lawful attorney-in-fact with full power of substitution to take any action and execute or otherwise authenticate any record or other documentation that Bank considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of Bank or its nominee or any broker-dealer (which may be an affiliate of Bank) and to execute any control agreement covering any Collateral on Pledgor's behalf and as attorney-in-fact for Pledgor in order to perfect Bank's first priority and continuing security interest in the Collateral and in order to provide Bank with control of the Collateral, and Pledgor's signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any bank, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of Bank without further consent of Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith Bank may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by Bank thereafter as Collateral pursuant to the provisions hereof; (d) to exercise any right, privilege or option pertaining to any Collateral, but Bank has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which Bank determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Bank's rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by Bank for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Bank's rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and Bank's transmission of Pledgor's signature on and authentication of the financing statement shall constitute Pledgor's signature on and authentication of the financing statement; (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor's obligations under this Agreement; j) to close out or otherwise terminate any calls, puts or other options in the account, and (k) to execute any documentation reasonably believed necessary by Bank for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws. The foregoing appointments are irrevocable and coupled with an interest and shall survive the death or disability of Pledgor and shall not be revoked without Bank's written consent. To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

7. [Intentionally omitted]

8. EVENTS OF DEFAULT; REMEDIES.

(a) Any one or more of the following shall be a default hereunder (each an, "Event of Default"):

(i) Pledgor or any Debtor fails to pay any Indebtedness when due, after giving effect to any applicable grace period.

(ii) Pledgor or any Debtor fails to cure a breach of any collateral maintenance provisions set forth in this Agreement or in any agreement governing or executed or delivered in connection with any Indebtedness within the applicable cure period specified therein.

(iii) Pledgor or any Debtor breaches any term, provision, warranty or representation under this Agreement not specifically referred to in subsection (a) of this Section or breaches any term, provision, warranty or representation of any other agreement or instrument evidencing, securing or executed or delivered in connection with the Indebtedness beyond any grace period provided with respect thereto.

(iv) A receiver or similar official is appointed for a substantial portion of any business or other property of Pledgor, any Debtor or any guarantor of any Indebtedness, or their business is terminated, or, if Pledgor, any Debtor or any such guarantor is anything other than a natural person, such Pledgor, Debtor or guarantor is liquidated or dissolved.

(v) If Pledgor, any Debtor or any guarantor of any Indebtedness is a natural person, Pledgor, any Debtor or such guarantor dies or becomes legally incompetent.

(vi) Pledgor, any Debtor, or any guarantor of any Indebtedness files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or Pledgor, any Debtor, or any such guarantor makes a general assignment for the benefit of creditors.

(vii) Any control agreement covering any Collateral is breached, or any party to such control agreement terminates or notifies Bank or Pledgor of its intention to terminate the control agreement or denies the enforceability of the control agreement.

(viii) If any Indebtedness is an obligation or liability of any kind (including any renewals, extensions or modifications thereof) arising out of or relating to any Hedge Transaction, any termination event, event of default or other similar event occurs under such Indebtedness.

(ix) The occurrence of a default or event of default under any agreement of Pledgor, any Debtor or any other person or entity executed or delivered in connection with the Indebtedness.

(x) Any involuntary lien of any kind or character attaches to any of the Collateral.

(b) If an Event of Default occurs, Bank may do any one or more of the following, to the extent permitted by law:

(i) Declare any Indebtedness immediately due and payable, without notice or demand.

(ii) Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner, including without limitation, the right to close out any options held in any Account.

(iii) Enforce the security interest given hereunder pursuant to the
UCC and any other applicable law.

(iv) Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Bank may elect. Bank may execute any sale of the Collateral through an affiliate of Bank and such affiliate shall be entitled to charge standard fees for such sale. Bank or any affiliate of Bank may purchase the Collateral for its own account at any such sale. Bank shall give Pledgor such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC or other applicable law, Pledgor agrees that at least three (3) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if Bank fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC or other applicable law. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Bank shall have no liability or responsibility to Pledgor for such loss. Pledgor further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such safe were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be "commercially reasonable" solely as a result of such prices and other sale terms. Pledgor acknowledges and agrees that Bank, in conducting a private sale, may impose such conditions as Bank deems appropriate to insure a lawful sale under the securities laws, including, without limitation, the right to approach and negotiate with only a limited number of potential purchasers, and to restrict purchasers to those who can make appropriate representations and warranties. Upon any such sale, Bank shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted.

Without limiting any other rights and remedies available to Bank, Pledgor expressly acknowledges and agrees that with respect to Collateral consisting of hedge funds and similar private investment funds, the sale of such Collateral to the issuing fund in accordance with the issuing fund's redemption practices shall be deemed to be a commercially reasonable sale of such Collateral.

(v) Enforce the security interest of Bank in any deposit account which is part of the Collateral by applying such account to the Indebtedness.

(vi) Exercise any other right or remedy provided under this Agreement, any other agreement executed or delivered in connection with this Agreement or the Indebtedness or by any applicable law.

(vii) Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

(viii) Sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

Pledgor agrees that the Collateral may be sold as provided for in this Pledge Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law. All cash proceeds received by or on behalf of Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, following the payment of the fees and expenses of Bank, be held by Bank as collateral for, and/or then or at any time thereafter applied in whole or in part by Bank to, the Indebtedness (including, without limitation, the undrawn amount of any letters of credit) in such order as Bank may elect. Any surplus of such cash or cash proceeds held by or on behalf of Bank and remaining after payment in full of all the Indebtedness shall be paid to Pledgor. Upon the sale of any Collateral not denominated in U.S. Dollars, Bank shall convert such proceeds to the U.S. Dollar equivalent at the spot rate of Bank for such currency or pursuant to such other rate of exchange as Bank may determine in its reasonable discretion. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section are insufficient to cover the costs and expenses of such realization and the payment in full of all Indebtedness, Pledgor and Debtor shall remain liable for any deficiency to the extent Pledgor and Debtor are obligated therefor under the other documents executed in connection with the

Indebtedness and this Agreement.

9. RIGHT TO CURE; LIMITATION ON BANK'S DUTIES. If Pledgor fails to perform any agreement contained herein, Bank may perform or cause performance of such agreement and the expenses of Bank incurred in connection therewith shall be payable by Pledgor or Debtor under the Section entitled "COSTS". Any powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Bank accords its own property, it being understood that Bank shall not have any responsibility for (a) ascertaining, exercising or taking other action or giving Pledgor notice with respect to subscription rights, calls, conversions, exchanges, maturities, lenders or other matters relative to any Collateral, whether or not Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Bank shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster or for any other Joss or damage to the Collateral except to the extent such loss is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from Bank's gross negligence or willful misconduct.

10. WAIVERS. Bank shall be under no duty or obligation whatsoever and Pledgor waives any right to require Bank to (i) make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Bank as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, (ii) proceed against any person or entity, (iii) proceed against or exhaust any collateral, or (iv) pursue any other remedy in Bank's power; and Pledgor waives any defense arising by reason of any disability or other defense of Debtor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other person. Until the Indebtedness is paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Bank now has or may hereafter have against Debtor or against any other person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Bank. If Pledgor is not also a Debtor with respect to a specified Indebtedness, Pledgor authorizes Bank without notice or demand and without affecting Pledgor's liability hereunder, from time to time to: (i) renew, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold security, other than the Collateral, for the payment of the Indebtedness or any part thereof, and exchange, enforce, waive and release the Collateral or any part thereof or any such other security; and (iii) release or substitute Debtor or any one or more of them, or any of the endorsers or guarantors of the Indebtedness or any part thereof, or any other parties thereto and Pledgor consents to the taking of, or failure to take, any action by Bank which might in any manner or to any extent vary the risks of Pledgor under this Agreement or which, but for this provision, might operate as a discharge of Pledgor. Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of Debtor and of all circumstances which bear upon the risk of nonpayment or the risk of a margin call or liquidation of the Collateral.

11. TRANSFER, DELIVERY AND RETURN OF COLLATERAL.

(a) Pledgor shall immediately deliver or cause to be delivered to Bank

(or the Securities Intermediary, if any) (i) any certificates or instruments now or hereafter representing or evidencing Collateral and such certificates and instruments shall be in suitable form for transfer without restriction or stop order by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to Bank, and (ii) in the same form as received (with any necessary endorsement), all dividends and other distributions paid or payable in cash in respect of any Collateral and any such amounts, if received by Pledgor, shall be received in trust for the benefit of Bank and be segregated from the other property or funds of Pledgor.

(b) Bank may at any time deliver the Collateral or any part thereof to Pledgor and the receipt by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

(c) Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Bank shall retain all rights and powers hereby given. Pledgor agrees that Bank may disclose to any prospective purchaser or transferee and any purchaser or transferee of all or part of the Indebtedness any and all information in Bank's possession concerning Pledgor, this Agreement and the Collateral.

12. CONTINUING AGREEMENT AND POWERS.

(a) This is a continuing Agreement and all the rights, powers and remedies hereunder shall, unless otherwise limited herein, apply to all past, present and future Indebtedness of Debtor or any one or more of them to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Debtor or any one or more of them, or any other event or proceeding affecting Debtor or any one or more of them.

(b) Until all Indebtedness shall have been paid in full and Bank shall have no obligation to extend credit to any Debtor, the power of sale and all other rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor or any one or more of them may have ceased. Pledgor waives the benefit of any statute of limitations as applied to this Agreement.

13. SECURITIES INTERMEDIARY. If permitted by Bank, some or all of the Collateral may be held at a broker or other securities intermediary (the "Securities Intermediary"). Pledgor shall pay to the Securities Intermediary any charges or costs imposed by the Securities Intermediary. Pledgor at no time shall request that the Securities Intermediary release any Collateral to Pledgor, except as expressly permitted by Bank. Bank may require that Pledgor obtain a control agreement, signed by the Securities Intermediary, in form and substance acceptable to Bank. Bank may, at any time but in accordance with the terms of this Agreement and any control agreement, require the Securities Intermediary to do any or all of the following: (a) disburse any or all of the Collateral to Bank; (b) allow Bank (and not Pledgor) to exercise any rights relating to the Collateral; (c) sell some or all of the Collateral and remit the sales proceeds (less the Securities Intermediary's normal sales charge) to Bank; and (d) buy and sell Collateral only upon the instructions of Bank (and not Pledgor). If Bank assigns or transfers its rights under this Agreement and Bank is the Securities Intermediary for any or all of the Collateral, Pledgor

agrees that Bank, in such capacity, is irrevocably directed by Pledgor to comply with instructions or entitlement orders with respect to such Collateral originated by any assignee or transferee of this Agreement without further consent of Pledgor.

14. COSTS. To the extent permitted by law, all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of Bank's custody unit or of any Securities Intermediary, shall become a part of the Indebtedness secured hereunder and shall be paid to Bank by Debtor and Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments). Such costs and attorneys' fees shall include the allocated cost of in-house counsel to the extent permitted by law.

15. NOTICES. Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be in writing and shall be mailed, telecopied or delivered to Pledgor to the address or facsimile number for notices set forth for Pledgor below or across from its signature below or at such other address or facsimile number as shall be designated by Pledgor in a written notice to Bank at the address for notices set forth for Bank below or across from Bank's signature below. If Pledgor's address or facsimile number for notices is not entered below and Pledgor has not otherwise designated such address or facsimile number to Bank in writing, then the address and/or facsimile number for Pledgor in Bank's records shall be deemed the address or facsimile for notices to Pledgor. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) facsimile shall be deemed delivered when transmitted and (d) any other method, shall be deemed delivered when delivered. To the extent that oral notification is provided for or agreed to herein, such oral notification may be made by telephone to any of the number(s) set forth on the signature page for Pledgor; provided that any oral notification in person or at any other telephone number shall constitute notification hereunder.

16. DISPUTE RESOLUTION PROVISION. This paragraph, including the subparagraphs below, is referred to as the "Dispute Resolution Provision." This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.

(a) This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a "Claim"). For the purposes of this Dispute Resolution Provision only, the term "parties" shall include any parent corporation, subsidiary or affiliate of Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c) Arbitration proceedings will be determined in accordance with the
Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof ("AAA"), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, Bank may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d) The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and shall dismiss the arbitration if the Claim is barred under the applicable statutes of limitation. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s}, except as set forth at subparagraph (h) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) Any arbitration or court trial (whether before a judge or jury) of any Claim will take place on an individual basis without resort to any form of class or representative action (the "Class Action Waiver''). The Class Action Waiver precludes any party from participating in or being represented in any class or representative action regarding a Claim. Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The parties to this agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties' agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

17. INDEMNITY. Pledgor shall indemnify, hold harmless and defend Bank and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, and legal fees and damages arising from their execution of or performance under this Agreement or any control agreement executed by Bank in connection with the Collateral, except to the extent that such claim, action, obligation, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.

18. MISCELLANEOUS.

(a) This Agreement (i) may be waived, altered, modified or amended only by an instrument in writing, duly executed by the party or parties sought to be charged or bound thereby, and (ii) may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Any waiver, express or implied, of any provision hereof and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

(b) Pledgor hereby irrevocably authorizes Bank to file one or more financing statements describing all or part of the Collateral in any filing office or jurisdiction as Bank may determine in its sole discretion, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor. Pledgor agrees to furnish any such information to Bank promptly upon request. Pledgor also ratifies its authorization for Bank to have filed any initial financing statement or amendments thereto filed prior to the date hereof.

(c) From time to time, Pledgor and Debtor shall, at the request of Bank, execute such other agreements, documents or instruments or take any other actions in connection with this Agreement as Bank may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Bank herein, but their failure to do so shall not limit or affect any security interest or any other rights of Bank in and to the Collateral. Pledgor will execute and deliver to Bank any stock powers, instructions to any securities intermediary, issuer or transfer agent, proxies, or any other documents of transfer that Bank requests in order to perfect, obtain control or otherwise protect Bank's security interest in the Collateral or to effect Bank's rights under this Agreement. Such powers or documents may be executed in blank or completed prior to execution, as requested by Bank.

(d) This Agreement is governed by and shall be interpreted according to federal law and the laws of New York State. If state or local law and federal law are inconsistent, or if state or local law is preempted by federal law, federal law governs. If Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive Bank of such rights and remedies as may be available under federal law. Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against Debtor, to which jurisdiction Pledgor irrevocably submits and to which venue Pledgor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

(e) Any term used or defined in the UCC and not defined herein has the meaning given to the term in the UCC, when used in this Agreement.

(f) This Agreement shall benefit Bank's successors and assigns and shall bind Pledgor's successors and assigns, except that Pledgor may not assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a Debtor with respect to the Indebtedness.

(g) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

(h) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and all obligations and undertakings hereunder of such parties are joint and several.

(i) The illegality, invalidity or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality, validity or enforceability of the remaining provisions of this Agreement.

(j) This Agreement amends and restates and constitutes a replacement of that certain Pledge Agreement dated as of May 14, 2008, as amended, made by Pledgor in favor of Bank and is a continuation and not a novation of such prior agreement. This Agreement and any other documents executed or delivered in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction.

19. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR
OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF
ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Agreement as of May 9, 2013, intending to create an instrument executed under seal.

BANK:

BANK OF AMERICA, N.A.

By: /s/ Jane Heller
Name: Jane R. Heller
Title: Managing Director

Address:
767 Fifth Avenue, Floor 12A
New York, NY 10153

Pledgor's Principal Office and Jurisdiction of Formation:	PLEDGOR:

601 West 26th Street	MARTHA STEWART LIVING OMNIMEDIA, INC.
New York, NY 10001
State of Incorporation: Delaware
By: /s/ Kenneth P. West [(Seal)]
Name: Kenneth P. West
Title: EVP/CFO

Exhibit A to Pledge Agreement

Description of Collateral

1. The account specified below (the "Account"):
(a) The following listed account:

(i)
Account numbers ending in XXXXXXX, held by Bank as agent or custodian for Pledgor under an agreement for custody, safekeeping, investment management, investment advisory or similar services between Pledgor and Bank, together with any and all sub-accounts or accounts now existing or hereafter established under, related to, or linked to either of such Accounts or which is now or hereafter combined therewith for reporting or other administrative purposes.

It is contemplated by the parties that Pledgor may, from time to time pledge additional account(s) maintained with Bank and all property and assets held, maintained or administered therein, or credited thereto, and all proceeds thereof as security for the Indebtedness and Bank may, in its sole discretion, agree to accept such additional account(s) as Collateral and assign maximum Advance Percentage(s) and Margin Call Percentage(s) to such accounts. In addition, Pledgor may from time to time in each case with the prior written consent of Bank and, subject to subsection (c) of the Section entitled "LIMITATION ON EXTENSIONS OF CREDIT; COLLATERAL MAINTENANCE" hereof, withdraw account(s) as Collateral; or substitute new account(s) for existing account(s) as Collateral. At the time of each addition, withdrawal or modification of any account(s) as Collateral, the account(s) added, withdrawn or modified as Collateral together, if applicable, with their maximum Advance Percentage(s) and Margin Call Percentage(s), shall be identified on a Pledge Certificate substantially in the form of the Pledge Certificate attached hereto as Schedule 1 (each a "Pledge Certificate"), signed by Pledgor and delivered to and accepted by Bank in writing. All such Additional Collateral Accounts shall be deemed to be "Accounts" and "Collateral" as defined in this Agreement. Bank shall have no obligation to obtain the consent, or give notice to, any Debtor (if different than Pledgor), of any addition, withdrawal or substitution of any account(s) as Collateral.

(b) All successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained, including any linked or related deposit or securities accounts held by any affiliate of Bank of America Corporation receiving assets or proceeds of the accounts described above or any related account held by any entity as clearing broker for any of the accounts.

2. All rights of Pledgor in connection with the Account, including any rights against any securities intermediary, any such affiliate of Bank of America Corporation or any clearing broker in connection with the Account.

3. All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit accounts, instruments, certificates of deposit, general intangibles, puts, calls and options and all other investments or property of any sort now or hereafter held, maintained or administered in, or credited to, the Account; but excluding collective investment funds managed by Bank, including without limitation any interest in variable amount notes, commonly known as "master notes"; and excluding anything construed as real property under applicable state law.

4. All rights of Pledgor under any agreement between Pledgor and Bank or any of its affiliates, now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions, including, without limitation, any right to payment thereunder.

5. All present and future income, proceeds (including identifiable cash proceeds), earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Pledgor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.